EXHIBIT 99.2

Indoor Harvest Engages Hayden IR to Lead New Strategic Investor Relations Program

Proactive Effort to Focus on Increasing Awareness and Enhancing Shareholder Value

HOUSTON, TX – (Globe Newswire) – June 7, 2017 – Indoor Harvest Corp. (OTCQB: INQD), a developer of personalized cannabis medicines and a provider of advanced cultivation methods and processes, announced today that it has retained Hayden IR, a national investor relations consulting firm, to implement a strategic investor relations program grounded in best practices. Hayden IR will work to raise Indoor Harvest’s visibility within the investment community by strengthening its relationships and increasing awareness with the goal of ultimately enhancing shareholder value.

“Now that we have agreed in principal to amend and move forward with our strategy of acquiring Alamo CBD and retain our vertical farming assets in our soon-to-be-formed equipment division, we believe we are well positioned to take advantage of opportunities in the emerging cannabis industry,” said Chad Sykes, Indoor Harvest’s Founder and Chief Innovation Officer. “As we ramp our efforts in Texas and Colorado and with our joint venture partner, Vyripharm Biopharmaceuticals, the board and management believed it was an appropriate time to retain a more proactive strategic investor relations firm to help us reach new potential investors and effectively communicate our investment thesis. We are confident that throughout their national footprint, Hayden IR will help us more effectively communicate our accelerated growth strategy, business objectives and corporate milestones to a wider audience of sophisticated investors."

Hayden IR is a highly regarded investor relations consulting firm known for its ability to connect underfollowed and undervalued emerging growth companies with sophisticated institutional investors, buy-side and sell-side analysts, retail brokerage firms and accredited individual investors. Leveraging decades of cumulative experience, Hayden IR develops strategies to help clients effectively communicate with the investment community and works to increase their exposure through targeted outreach and transparent positioning. Hayden IR helps public companies deliver the right message to the right audience. Over time, Hayden IR helps its clients navigate up the Wall Street value chain and to help them secure a reasonable valuation by broadening their audience, expanding institutional ownership and ensuring clear, consistent communication with the public.

About Indoor Harvest, Corp.

Indoor Harvest, Corp. (OTCQB: INQD) is a developer of personalized cannabis medicines and a provider of advanced cultivation methods and processes. Its brand name Indoor Harvest®, is a full service, state of the art design-build engineering firm for the indoor farming industry. Providing production platforms and complete custom designed build outs for both greenhouse and building integrated agriculture (BIA) grows, tailored to the specific needs of virtually any cultivar. Our patent pending aeroponic fixtures are based upon a modular concept in which primary components are interchangeable. Visit our website at http://www.indoorharvest.com for more information about our Company.

Forward-Looking Statements

This release contains certain “forward-looking statements” relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest’s current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact Information

Indoor Harvest, Corp. Chad Sykes

(713) 410-7993

ccsykes@indoorharvest.com

Hayden IR

(917) 658-7878

hart@haydenir.com